UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2014

CHS Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Minnesota	001-36079	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000
Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On November 5, 2014, the Board of Directors of CHS Inc. (the “Company”) adopted amendments to the Company’s Compliance Policies (the “Policies”) and Global Code of Conduct (the “Code”), which are each applicable to all directors, officers and employees of the Company. Together, the Policies and the Code constitute the Company's code of ethics (the “Code of Ethics”) for purposes of Item 406(b) of Regulation S-K.

The amendments to the Code of Ethics include clarifications and enhancements of the sections therein relating to (a) diversity and equal employment opportunity, (b) data privacy, (c) confidential information and intellectual property, (d) conflicts of interest and (e) insider trading, and also include other technical, administrative and non-substantive amendments.

None of the amendments to the Code of Ethics constitutes a waiver of any provision of the Code of Ethics on behalf of the Company’s principal executive officer, principal financial officer, principal accounting officer or controller.

The Company will provide a copy of the Code and/or the Policies to any person, without charge, upon request in the same manner described in the Company's most recently filed Annual Report on Form 10-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

November 5, 2014	By:	/s/ Timothy Skidmore

Name: Timothy Skidmore
Title: Executive Vice President and Chief Financial Officer